                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AIR EXPRESS INTERNATIONAL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     -----
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                     AIR EXPRESS INTERNATIONAL CORPORATION
                               120 TOKENEKE ROAD
                           DARIEN, CONNECTICUT 06820

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 23, 1995

                               ----------------

  The Annual Meeting of Shareholders of Air Express International Corporation (the "Company") will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, on Friday, June 23, 1995, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

  (1) To elect six (6) directors; and

  (2) To transact such other business as properly may come before the meeting or any adjournment thereof.

  The Board of Directors has fixed April 28, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                        By Order of the Board of Directors

                                        Daniel J. McCauley, Secretary

Darien, Connecticut
May 23, 1995

                               ----------------

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                     AIR EXPRESS INTERNATIONAL CORPORATION
                               120 TOKENEKE ROAD
                           DARIEN, CONNECTICUT 06820

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The accompanying proxy is solicited by the Board of Directors of Air Express International Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held on Friday, June 23, 1995, or at any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on April 28, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 17,496,548 shares of Common Stock, exclusive of shares held in the Company's treasury. Each holder of Common Stock is entitled to one vote for each share held on all matters to come before the meeting, including the election of directors. Shares may be voted in person or by proxy. The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of April 21, 1995 (except as otherwise noted) information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than five percent of the outstanding Common Stock of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table on page 7 of this Proxy Statement, (iii) each current director and each nominee for election as a director and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes to this table, beneficial ownership of shares represents sole voting and investment power with respect to those shares:

                                                                  PERCENTAGE OF
                                                   SHARES OWNED    OUTSTANDING
    BENEFICIAL OWNER                              BENEFICIALLY(#) SHARES(%)(1)
    ----------------                              --------------- -------------
Neuberger & Berman (2)...........................    1,655,250         9.5
 605 Third Avenue
 New York, New York 10158
The Prudential Insurance Company of America (3)..      981,211         5.6
 Prudential Plaza
 Newark, New Jersey 08102-3777
Quest Advisory Corp. (4).........................    1,029,336         5.9
 1414 Avenue of the Americas
 New York, New York 10019
Wellington Management Company (5)................    1,329,900         7.6
 75 State Street
 Boston, Massachusetts 02109
Hendrik J. Hartong, Jr. (6)......................    1,085,588         6.2
Guenter Rohrmann (7).............................      319,488         1.8

                                                                  PERCENTAGE OF
                                                   SHARES OWNED    OUTSTANDING
    BENEFICIAL OWNER                              BENEFICIALLY(#) SHARES(%)(1)
    ----------------                              --------------- -------------
Robert J. O'Connell (8)..........................       29,380        (12)
Dennis M. Dolan (9)..............................       51,050        (12)
Daniel J. McCauley (10)..........................       17,531        (12)
John M. Fowler...................................       30,000        (12)
Donald J. Keller.................................        3,375        (12)
Andrew L. Lewis IV...............................        1,500        (12)
Richard T. Niner (11)............................    1,061,077         6.1
All directors and executive officers as a group
 (consisting of 12 persons)......................    2,649,474        15.2

- --------
 (1) Shares issuable to any person upon the conversion of outstanding 6% Convertible Subordinated Debentures Due 2003 (the "Debentures") owned by that person, as well as shares issuable upon the exercise of presently exercisable stock options owned by that person, are deemed outstanding for the purpose of computing the number and percentage of outstanding shares owned by that person (and any group that includes that person) but are not deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.

 (2) Based on information set forth in a statement on Schedule 13G filed by Neuberger & Berman ("N&B"), at December 31, 1994 N&B owned an aggregate of 1,655,250 shares on behalf of clients for whom it acts as an investment advisor. In addition, at that date partners of N&B owned in their personal accounts an aggregate of 55,200 shares and the Neuberger & Berman Profit Sharing Retirement Plan owned an additional 9,300 shares, as to all of which N&B disclaims beneficial ownership.

 (3) Based on information set forth in a statement on Schedule 13G filed by The Prudential Insurance Company of America ("Prudential"), at December 31, 1994 Prudential owned 259,149 shares for its own account and had sole or shared voting and/or dispositive power with respect to an aggregate of 722,062 additional shares held by or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies and/or other affiliates.

 (4) Based on information set forth in a statement on Schedule 13G filed jointly by Quest Advisory Corp. ("Quest"), Quest Management Company ("QMC") and Charles M. Royce, at December 31, 1994 Quest owned an aggregate of 1,000,686 shares and its affiliate QMC owned an aggregate of 28,650 shares, in each case on behalf of clients for whom it acts as an investment advisor. Mr. Royce may be deemed to be a controlling person of Quest and QMC and, as such, may be deemed to beneficially own the shares held by Quest and QMC, respectively.

 (5) Based on information set forth in Schedule 13G filed by Wellington Management Company ("Wellington"), at December 31, 1994 Wellington shared voting and dispositive power with respect to an aggregate of 1,329,900 shares owned by clients for whom it acts as an investment advisor.

 (6) Includes 19,500 shares issuable upon the exercise of presently exercisable stock options, 2,203 shares issuable upon the conversion of $50,000 principal amount of Debentures owned by Mr. Hartong and 17,724 shares held in custodial accounts for the benefit of Mr. Hartong's children. Also includes 712,462 shares owned by Brynwood Partners II L.P., a private investment partnership. Mr. Hartong is a general partner of Brynwood Management II, a limited partnership that serves as general partner of Brynwood Partners II L.P. Mr. Hartong's address is c/o Brynwood Partners, Two Soundview Drive, Greenwich, Connecticut 06830.

 (7) Includes 130,500 shares issuable upon the exercise of presently exercisable stock options and 1,982 shares issuable upon the conversion of $45,000 principal amount of Debentures owned by Mr. Rohrmann.

 (8) Includes 14,625 shares issuable upon the exercise of presently exercisable stock options and 44 shares issuable upon the conversion of a Debenture, in the principal amount of $1,000, owned by Mr. O'Connell.

 (9) Includes 9,750 shares issuable upon the exercise of presently exercisable stock options and 440 shares issuable upon the conversion of $10,000 principal amount of Debentures owned by Mr. Dolan.

(10) Consists of 17,531 shares issuable upon the exercise of presently exercisable stock options.

(11) Includes 3,375 shares held in custodial accounts for the benefit of Mr. Niner's children. Also includes 712,462 shares owned by Brynwood Partners II L.P. Mr. Niner is a general partner of Brynwood Management II L.P., which serves as general partner of Brynwood Partners II L.P. Mr. Niner's address is c/o Brynwood Partners, Two Soundview Drive, Greenwich, Connecticut 06830.

(12) Less than 1%.

                             ELECTION OF DIRECTORS

  Six directors are to be elected at the Annual Meeting, each to serve until the next Annual Meeting of Shareholders and until his successor has been duly elected and qualifies. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted in favor of the nominees listed below. If any nominee is unable or declines to serve, an event not now anticipated by the Board of Directors, such proxies may be voted for the election of a substitute designated by the Board of Directors.

  All of the nominees were elected at the last Annual Meeting of Shareholders and are presently serving as directors of the Company.

NOMINEES FOR ELECTION

  The following table sets forth information with respect to each nominee for election as a director at the Annual Meeting:

                                                                    DIRECTOR
                                                                  CONTINUOUSLY
NAME             AGE PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE
- ----             --- -------------------------------------------- ------------
John M. Fowler    46       Executive Vice President of                1985
                           Travelers Inc. (formerly
                           Primerica Corporation), New
                           York, New York, since 1991
                           (Senior Vice President from
                           1986 to 1991). Director of
                           Transatlantic Holdings, Inc.
Hendrik J. Har-   56       Chairman of the Company since              1985
 tong, Jr.                 1985 (Chief Executive Officer
                           from 1985 to 1989); General
                           Partner since 1985 of Brynwood
                           Management and since 1988 of
                           Brynwood Management II,
                           entities that serve,
                           respectively, as managing
                           general partner of Brynwood
                           Partners Limited Partnership
                           and Brynwood Partners II L.P.,
                           private investment
                           partnerships. Director of Hurco
                           Companies, Inc.

                                                                     DIRECTOR
                                                                   CONTINUOUSLY
NAME              AGE PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE
- ----              --- -------------------------------------------- ------------
Donald J. Keller   63       Chairman of the Board of                   1990
                            Prestone Products Corporation
                            since January 1995; Chairman of
                            the Board of B. Manischewitz
                            Company since March 1993
                            (President, Co-Chief Executive
                            Officer and a director from May
                            1992 to March 1993); consultant
                            and private investor from 1989
                            to May 1992; President, Chief
                            Operating Officer and a
                            director of WestPoint
                            Pepperell, Inc., a textile and
                            apparel manufacturing and
                            marketing company, from 1986
                            through 1989. Director of Sysco
                            Corporation.
Andrew L. Lewis    38       President, KRR Partners L.P., a            1986
 IV                         private investment partnership,
                            since July 1993; independent
                            business consultant from July
                            1990 to March 1993; Chief
                            Executive Officer of
                            Environmental Management
                            Services, an environmental
                            consulting firm, from 1988 to
                            1990. Director of Hurco
                            Companies, Inc. and
                            Independence Blue Cross and
                            Blue Shield of Philadelphia.
Richard T. Niner   56       General Partner since 1985 of              1985
                            Brynwood Management and since
                            1988 of Brynwood Management II,
                            entities that serve,
                            respectively, as managing
                            general partner of Brynwood
                            Partners Limited Partnership
                            and Brynwood Partners II L.P.,
                            private investment
                            partnerships. Director of Arrow
                            International, Inc. and Hurco
                            Companies, Inc.
Guenter Rohrmann   56       President and Chief Executive              1985
                            Officer of the Company since
                            1989 (President and Chief
                            Operating Officer from 1985 to
                            1989).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

  The Executive Committee (consisting of Messrs. Hartong, Niner and Rohrmann) has all of the powers of the Board of Directors between meetings of the Board, subject to Delaware law.

  The Audit Committee (consisting of Messrs. Lewis, Keller and Niner) has the responsibility of meeting with the Company's independent public accountants and internal auditors to review the plan, scope and results of the audits of the Company's annual financial statements and the recommendations of the independent accountants regarding the Company's internal accounting systems and controls. The Committee also recommends the appointment of the independent accountants for the ensuing year.

  The Compensation and Stock Option Committee (consisting of Messrs. Fowler, Keller and Lewis) reviews and approves the compensation of officers, including the Chief Executive Officer, and administers the Company's stock option plans.

  The Nominating Committee (consisting of Messrs. Fowler, Hartong, Niner and Rohrmann) screens and selects candidates to stand for election as directors of the Company.

  During the fiscal year ended December 31, 1994, there were five meetings of the Board of Directors, two meetings of the Executive Committee, two meetings of each of the Audit Committee and the Compensation and Stock Option Committee and one meeting of the Nominating Committee. Each director attended more than 75% of the meetings of the Board of Directors and of each committee thereof on which he served.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and each person who owns more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Company's Common Stock. To the Company's knowledge, all reports required to be so filed by such persons have been filed on a timely basis. The Company believes that all of its directors and executive officers, and all persons owning beneficially more than ten percent of the Company's Common Stock, complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1994.

DIRECTOR COMPENSATION

  During 1994, each director who is not an officer of the Company received a fee of $16,000 for the year and $1,000 for each day of attendance at meetings of the Board of Directors or a committee thereof.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND OTHER COMPENSATION

  Annual compensation paid to executive officers of the Company consists solely of salary and bonus. Salary levels for each year are fixed at the beginning of the year. Bonuses for each year are determined shortly following the end of the year. Officers also receive an allowance of $6,000 per year to defray automobile expenses but do not receive any other perquisites. Long-term compensation consists solely of the grant of stock options.

                           SUMMARY COMPENSATION TABLE

  The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer for their services in all capacities for each of the years in the three-year period ended December 31, 1994:


                                                LONG-TERM
                                               COMPENSATION
                                               ------------
                                                SECURITIES
                         ANNUAL COMPENSATION    UNDERLYING
  NAME AND PRINCIPAL   -----------------------    OPTIONS        ALL OTHER
       POSITION        YEAR SALARY($) BONUS($) (# OF SHARES) COMPENSATION(#)(1)
  ------------------   ---- --------- -------- ------------- ------------------
Guenter Rohrmann       1994  420,000  500,000     27,000            9,000
 President and Chief   1993  400,000  315,000     45,000           14,150
  Executive Officer    1992  380,000  350,000       --             13,732
Hendrik J. Hartong,
 Jr.                   1994  260,000  260,000     18,000            9,000
 Chairman of the Board 1993  250,000  202,500     30,000           14,150
                       1992  240,000  225,000       --             13,372
Robert J. O'Connell    1994  180,000   85,000     13,500            9,000
 Vice President and
  General              1993  170,000   50,000     22,500           13,725
 Manager-North America 1992  160,000   60,000       --             12,300
Dennis M. Dolan        1994  140,000   75,000      9,000            9,000
 Vice President and
  Chief                1993  130,000   31,500     15,000           10,800
  Financial Officer    1992  120,000   50,000       --              8,700
Daniel J. McCauley     1994  125,000   40,000      4,500            8,310
 Vice President,       1993  120,000   13,500      7,500            7,956
  General Counsel and
   Secretary           1992  111,000   20,000       --              4,725

- --------
(1) Consists of contributions by the Company to its 401(k) Retirement Plan, which covers substantially all U.S.-based employees who are not covered by a collective bargaining agreement. The Company contributes (i) a sum equal to 3% of the salary of each eligible employee and (ii) a further sum, not exceeding 3% of the employee's salary, equal to the amount, if any, contributed by the employee, subject to certain limitations imposed by the Internal Revenue Code. A participant's interest in the Company's contributions to the plan vests at the rate of 20% for each of the first five years of service and is fully vested thereafter.
(2) Adjusted for a three-for-two stock split in December 1994.

STOCK OPTIONS

  The Company currently grants to its key employees, including its executive officers, options to purchase shares of its Common Stock pursuant to two formal stock option plans, one for U.S.-based employees and one for foreign-based employees.

                          STOCK OPTION GRANTS IN 1994

  The following table sets forth information with respect to the grant of stock options during 1994 to the executive officers named in the Summary Compensation
Table:

                            INDIVIDUAL GRANTS
- -------------------------------------------------------------------------
                                                                            POTENTIAL
                                                                            REALIZABLE
                                                                             VALUE AT
                                                                          ASSUMED ANNUAL
                          SECURITIES    PERCENT OF                        RATES OF STOCK
                          UNDERLYING   TOTAL OPTIONS EXERCISE                 PRICE
                            OPTIONS     GRANTED TO     PRICE               APPRECIATION
                          GRANTED(1)     EMPLOYEES   PER SHARE EXPIRATION   FOR OPTION
          NAME           (# OF SHARES) IN 1994(%)(2)  ($)(1)      DATE     TERMS($)(3)
          ----           ------------- ------------- --------- ---------- --------------
                                                                            5%     10%
                                                                          ------ -------
Guenter Rohrmann........    27,000         15.0        12.79    1/20/99   93,310 211,005
Hendrik J. Hartong, Jr..    18,000         10.0        12.79    1/20/99   63,540 140,670
Robert J. O'Connell.....    13,500          8.0        12.79    1/20/99   47,655 105,503
Dennis M. Dolan.........     9,000          5.0        12.79    1/20/99   31,770  70,335
Daniel J. McCauley......     4,500          2.5        12.79    1/20/99   15,885  35,168

- --------
(1) All options were granted on January 21, 1994 at an exercise price equal to the market value of the underlying shares on the date of grant and become exercisable as to one-fifth of the underlying shares on each anniversary of the grant date.
(2) Options with respect to a total of 178,500 shares were granted to employees in 1994.
(3) Represents the potential appreciation of the options over their stated term of five-years, based upon assumed compounded rates of appreciation of 5% per year (equivalent to 27.6%) and 10% per year (equivalent to 61.1%). The amounts set forth in these columns are not intended as forecasts of future appreciation, which is dependent upon the actual increase, if any, in the market price of the underlying shares, and there is no assurance that the amounts of appreciation shown in the table actually will be realized.

                     AGGREGATE OPTION EXERCISES IN 1994 AND
                       OPTION VALUES AT DECEMBER 31, 1994

  The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to the exercise of stock options during 1994 and holdings of unexercised options at the end of the year:

                                                     NUMBER OF SHARES        VALUE OF UNEXERCISED
                           SHARES                 UNDERLYING UNEXERCISED         IN-THE-MONEY
                         ACQUIRED ON    VALUE           OPTIONS AT                OPTIONS AT
          NAME           EXERCISE(#) REALIZED($)    FISCAL YEAR END(#)       FISCAL YEAR END($)(1)
          ----           ----------- ----------- ------------------------- -------------------------
                                                 EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                                                 ----------- ------------- ----------- -------------
Guenter Rohrmann........   50,625      796,837     112,500      60,750      1,588,275     245,295
Hendrik J. Hartong, Jr..     --          --          7,500      40,500       11,250       163,530
Robert J. O'Connell.....    8,438      132,814       5,625      30,375          8,438     122,648
Dennis M. Dolan.........    4,218       61,864      20,265      20,250        270,625      81,765
Daniel J. McCauley......     --          --         12,656      16,219        161,744      97,614

- --------
(1) Based on the excess of (i) the aggregate market value (closing price on the NASDAQ National Market) of the underlying shares on December 31, 1994 over
  (ii) the aggregate exercise price of the options.

EMPLOYMENT CONTRACTS AND CHANGE-OF-CONTROL ARRANGEMENTS

  The Company is party to an employment agreement with each of Messrs. Rohrmann and Hartong that provides for an annual base salary and such annual bonus and incentive compensation as the Board of Directors may determine. The base salary is subject to review annually and currently is $450,000 in the case of Mr. Rohrmann and $260,000 in the case of Mr. Hartong. By its terms, each agreement will expire December 31, 1997, but the expiration date will be automatically extended to December 31, 1998 unless the Board of Directors elects, within sixty days after January 1, 1996, to terminate the agreement and to pay in a lump sum the balance of the base salary due thereunder through December 31, 1997. Each agreement further provides that in event of a change of control (as defined below), either party may terminate the executive's employment at any time, and upon such termination, the Company would be required to pay in a lump sum the balance of the base salary due through the unexpired term of the agreement (but not less than two times the annual base salary). A "change of control" is currently defined in each agreement as (i) the acquisition by any person (which term includes any entity or group) of shares of the Company's Common Stock representing more than 40% of the shares outstanding or (ii) the sale or other disposition by the Company of all or substantially all of its assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, no member of the Compensation and Stock Option Committee served as an officer or employee of the Company or any of its subsidiaries and no executive officer of the Company served as a director or member of the compensation committee of any other entity of which an executive officer also served as a director or member of the Company's Compensation and Stock Option Committee.

PERFORMANCE GRAPH

  The following Performance Graph compares the cumulative total shareholder return on the Company's Common Stock over the five years ended December 31, 1994 with the cumulative total return for the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a peer group comprised of four publicly-held companies: Airborne Freight Corporation, Expediters International of Washington, Inc., The Harper Group, Inc. and Intertrans Corporation. Dividend reinvestment has been assumed and, with respect to companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF $100 INVESTED ON DECEMBER 31, 1989.


                             [GRAPH APPEARS HERE]

Measurement period        THE
(Fiscal year Covered)   COMPANY         S&P 500         PEER GROUP
- ---------------------   -------         -------         ----------
Measurement PT -
12/31/89                $ 100.0         $ 100.0         $ 100.0
FYE 12/31/90            $ 107.63        $  96.88        $  88.86
FYE 12/31/91            $ 206.63        $ 126.42        $ 144.51
FYE 12/31/92            $ 417.72        $ 136.08        $ 118.36
FYE 12/31/93            $ 308.49        $ 149.80        $ 161.92
FYE 12/31/94            $ 470.89        $ 151.78        $ 137.60

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

  The Compensation and Stock Option Committee reviews and approves the annual compensation of the Company's executive officers, as well as the Company's policies and practices with respect to compensation of other management personnel.

  Compensation of executive officers consists primarily of base salary and discretionary bonus awards and, where appropriate, the grant of stock options. Although the percentage of total compensation borne by each of these components is not fixed, it is the view of the Committee that, in the case of the most senior officers, the discretionary bonus should represent a substantial percentage of total compensation and, indeed, a greater percentage than is the case with officers having more narrowly-defined responsibilities. Salary levels for each year are reviewed and fixed at the beginning of the year. Cash bonuses are determined and paid shortly following the end of the year.

  In reviewing the compensation of the Company's executive officers (including the grant of stock options), the Committee considers (i) the levels of executive compensation paid by the Company's principal competitors in the air freight and air freight forwarding industry (including those publicly-held companies in the peer group shown in the Performance Graph on page 10), to the extent reliable information with respect thereto is available, (ii) the Company's reported earnings, earnings per share and profit margin (operating income as a percentage of revenues), both in absolute terms as well as in relation to budget forecasts, results for prior years and competitors' results (where publicly available), (iii) the Company's return on equity and stock price performance relative to those of its publicly-held competitors and the market as a whole and (iv) the extent to which the Company has achieved or exceeded its goals for the year. No specific weight is accorded to any single factor and different factors may be accorded greater or lesser weight in particular years or for particular officers.

  In determining the compensation of the Company's Chief Executive Officer for 1994, the Committee observed that 1994 was the Company's most successful year in history and that its record results were achieved following a year in which the Company experienced its first net earnings decline in five years. In addition, the cumulative shareholder return on the Company's common stock during 1994 far exceeded that of its peer group and the market as a whole and the price of the stock at year end was at a record level. Accordingly, the cash bonus and total compensation payable to the Chief Executive Officer in respect of 1994 reflected a significant increase over 1993. By contrast, because net income and net income per share in 1993 were less than in 1992, and the Company's stock price performance in 1993 relative to that of its publicly-held competitors and the market as a whole declined, the cash bonus payable to the Chief Executive Officer for 1993, and, therefore, his total compensation for that year, was less than that for 1992.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, which is effective for taxable years commencing January 1, 1994, limits (to $1,000,000 per covered executive) the deductibility of the annual compensation paid to each of the chief executive officer and the other four most highly compensated executive officers. That section and proposed regulations thereunder contain certain exclusions from the deductibility limitation and set forth certain transition rules with respect to awards or grants under certain plans (such as the Company's stock option plans) previously approved by shareholders. The Committee is reviewing the Company's compensation practices for covered executives in light of the proposed regulations with a view to preserving the full deductibility of their compensation, and does not expect that any material changes to those practices will be required if the regulations are adopted substantially as proposed.

                                        The Compensation and
                                         Stock Option Committee:
                                          John M. Fowler, Chairman
                                          Donald J. Keller
                                          Andrew L. Lewis IV

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

  During 1994, the Company paid (a) to Brynwood Management, a partnership of which Messrs. Hartong and Niner are general partners, $60,000 for investment banking and related services and (b) to Mr. Niner $60,000 for financial advisory services.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is that set forth above. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

  The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

  The Board of Directors has selected the firm of Arthur Anderson & Co. as the Company's independent public accountants for the current fiscal year. Arthur Andersen & Co. has served as the Company's independent public accountants since 1968. Representatives of Arthur Andersen & Co. are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The six (6) nominees for election as directors that receive a plurality of the votes cast at the Annual Meeting for the election of directors will be elected. In respect of any other matter, the affirmative vote of the holders of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote in respect of that matter is necessary to approve the matter.

  As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will continue its long-standing practice of retaining an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results.

  Any shareholder desiring to present a proposal at the 1996 Annual Meeting of shareholders and wishing to have that proposal included in the Proxy Statement for that meeting must submit the same in writing to the Secretary of the Company at 120 Tokeneke Road, Darien, Connecticut 06820 in time to be received by January 25, 1996.

  This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about May 23, 1995.

                                        By Order of the Board of Directors

                                        Daniel J. McCauley, Secretary

Darien, Connecticut
May 23, 1995

                               ----------------

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, AIR EXPRESS INTERNATIONAL CORPORATION, 120 TOKENEKE ROAD, DARIEN, CONNECTICUT 06820.

                      AIR EXPRESS INTERNATIONAL CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
                                       for
                         Annual Meeting of Shareholders
                                  June 23, 1995


          The undersigned, revoking any proxy heretofore given, hereby appoints HENDRIK J. HARTONG, JR., GUENTER ROHRMANN and DANIEL J. MCCAULEY, or each or any of them the attorney and proxy of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares that the undersigned, if personally present, would be entitled to vote at the Annual Meeting of Shareholders of Air Express International Corporation to be held on June 23, 1995, at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, at 11:00 local time, and at any adjournment thereof.

          Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in the accompanying Proxy Statement; if specific instructions are indicated, this Proxy will be voted in accordance therewith. The Board of Directors recommends a vote FOR all of the listed nominees.



                              (continued, and to be signed on reverse side)

PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE. [X]



                                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                       ----------------------------------------
Election of Directors, Nominees        FOR THE FOLLOWING NOMINEES:
                                       --------------------------




FOR all Nominees        WITHHOLD       John M. Fowler, Hendrik J. Hartong, Jr.,
listed (except as       AUTHORITY      Donald J. Keller, Andrew L. Lewis IV,
marked to the contrary)                Richard T. Niner and Guenter Rohrmann.

                                       (INSTRUCTION: To withhold authority to
                                       vote for any individual nominee, write
                                       that nominee's name in the space
                                       provided below.)


         [_]               [_]         --------------------------------------


In their discretion, the Proxies are authorized to transact such other business as may properly come before the Meeting, or any adjournment thereof.



                              PLEASE SIGN EXACTLY AS NAME APPEARS HEREON, IF THE SHARES ARE REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS-IN-FACT, GENERAL PARTNERS AND OTHER PERSONS ACTING IN A REPRESENTATIVE CAPACITY SHOULD ADD THEIR TITLE. WHEN THE PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.

                              DATED                                   , 1995
                                    ----------------------------------


                                    ----------------------------------


                                    ----------------------------------


PLEASE MARK INSIDE BLUE BOXES     PLEASE FILL IN, DATE, SIGN AND MAIL THIS
SO THAT DATA PROCESSING           PROXY PROMPTLY USING THE ENCLOSED POST
EQUIPMENT WILL RECORD             PAID RETURN ENVELOPE.
YOUR VOTES